Exhibit 99.1

ANADIGICS BOARD OF DIRECTORS ANNOUNCES A “SUPERIOR OFFER” OF $0.54 PER SHARE

AFTER GaAs LABS MATCHES
THE $0.48 PER-SHARE OFFER PRICE OF THE COMPETING BIDDER

WARREN, N.J., December 23, 2015 — ANADIGICS, Inc. (Nasdaq: ANAD) (“ANADIGICS” or the “Company”) today announced that affiliates of GaAs Labs, LLC ("GaAs Labs") delivered to the Company a proposed amendment (the “Proposed GaAs Labs Amendment”) raising the offer price to $0.48 per share from $0.35 per share as set forth in the previously announced November 11, 2015 agreement and plan of merger pursuant to which GaAs Labs offered to acquire all of the outstanding shares of ANADIGICS common stock on a fully diluted basis for $0.35 net in cash, pursuant to an all-cash tender offer and second-step merger (the "GaAs Labs Merger Agreement"). The $0.48 per-share offer price set forth in the Proposed GaAs Labs Amendment matched the per-share price offered by the competing bidder (the "Competing Bidder") whose Acquisition Proposal (the "Competing Acquisition Proposal") the Company announced on December 16, 2015 had been designated by its Board of Directors as a "Superior Offer," as that term is defined in the GaAs Labs Merger Agreement.

On December 22, 2015, while the Company's Board was considering the Proposed GaAs Labs Amendment, the Company received a proposed amendment to the Competing Bidder's merger agreement that increases the per-share offer price to $0.54 (the "Amended Competing Acquisition Proposal"). The Company's Board of Directors, after consultation with its financial and legal advisors, has unanimously determined that the Amended Competing Acquisition Proposal constitutes a "Superior Offer," as that term is defined in the GaAs Labs Merger Agreement.

In accordance with the terms of the GaAs Labs Merger Agreement, ANADIGICS has notified GaAs Labs of the Amended Competing Acquisition Proposal. As provided in the GaAs Labs Merger Agreement, GaAs Labs has two (2) business days to deliver to ANADIGICS a proposal that would cause the Amended Competing Acquisition Proposal to no longer constitute a "Superior Offer" under said Agreement.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company’s common stock are being made pursuant only to the tender offer statement on Schedule TO that Aloha Holding Company, Inc. (“Aloha”) and Aloha Acquisition Sub, Inc., a wholly owned subsidiary of Aloha, filed with the SEC on November 24, 2015, as amended to date. The Company also filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer on November 24, 2015, as amended to date. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials are available at no charge from the SEC through its website at www.sec.gov.

About ANADIGICS, Inc.

ANADIGICS, Inc. (NASDAQ: ANAD) (“ANADIGICS” or the “Company”) designs and manufactures innovative radio frequency (RF) solutions for the growing CATV infrastructure, small-cell, WiFi, and cellular markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional reliability, performance and integration to deliver a unique competitive advantage to OEMs and ODMs for infrastructure and mobile applications. The Company’s award-winning solutions include line amplifiers, upstream amplifiers, power amplifiers, front-end ICs, front-end modules and other RF components. For more information, visit www.anadigics.com

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", "goal," "objective," "plan" or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and those discussed elsewhere herein.

Investor Relations

Terrence Gallagher

Executive Vice President and CFO

ANADIGICS, Inc.

141 Mt. Bethel Road

Warren, NJ 07059

Tel: +1 908 668-5000

E-mail: tgallagher@anadigics.com

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